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                                                                   EXHIBIT 10.39


[Logo] Compass Bank                                       Compass Bank
                                                          P.O. Box 4444
                                                          Houston, TX 77210-4444


September 2, 1999


Mr. Steven H. Mikel
President & CEO
Southern Mineral Corporation
1201 Louisiana Street, Suite 3350
Houston, Texas 77002-5609

     RE: Amended and Restated Credit Agreement dated June 19, 1998, by and between Southern Mineral Corporation, SMC Ecuador, Inc., SMC Production Co., BEC Energy, Inc., Amerac Energy Corporation, Compass Bank and First Union National Bank (as subsequently amended, restated, and/or supplemented, the "Credit Agreement")

Dear Steve:

Section 2.5 (a) of the Credit Agreement shall be amended to change the date of September 1, 1999, to September 30, 1999.

The above date extension is contingent upon the payment of a fee ("Extension Fee") to the Lenders in the amount of $50,000, to be shared pro rata by the Lenders.

In connection with the proceeds from the sale of the Borrower's interest in the Texan Gardens field, the Lenders agree to waive the requirements of Section 5.23 of the Credit Agreement, thereby allowing the Borrower to retain the remainder of the proceeds ("Remaining Proceeds") from the sale of its interests in the Texan Gardens field after payment of the following:

  (i) Payment to the Lenders of the Restructure Fee as provided in Section 2.26 of the Credit Agreement. Section 2.26 of the Credit Agreement is hereby amended to provide that such Restructure Fee is payable upon the Borrower's sale of its interests in the Texan Gardens field.
  (ii) Payment shall be made to the Lenders of the Extension Fee as provided herein.

The allowance to retain the Remaining Proceeds is further contingent upon the Borrower providing to the Agent original checks written on the Borrower's account, payable to vendors and other parties, including amounts due associated with the sale of the Texan Gardens field (along with stamped addressed envelopes) which are to be paid out of the Remaining Proceeds in an amount totaling no less than the Remaining Proceeds. Such checks will be mailed by the Agent upon deposit of the Remaining Proceeds into Borrower's account.

Mr. Steven H. Mikel
September 2, 1999
Page 2


Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and this letter shall not be construed to:

   (i) impair the validity, perfection or priority of any lien or security interest securing the Obligations;
   (ii) waive or impair any rights, powers or remedies of the Agent and the Lenders under the Credit Agreement and the other Loan Documents; or
   (iii) grant any forbearance periods or extend the term of the Credit Agreement or the time for payment of any of the Obligations, except as expressly provided herein.

No Event of Default and no Default is waived or remedied by the execution of this letter by the Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Nothing contained in this letter, nor any past indulgence by the Lenders, nor any prior waiver or consents or any waivers or consents which may hereafter be granted nor any other action or inaction on behalf of the Lenders
(i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which exist or may exist under the Credit Agreement or any other Loan Document, or (ii) shall constitute or be deemed to constitute an election of remedies by the Lenders or a waiver of any of the rights or remedies of the Lenders provided in the Credit Agreement or the other Loan Documents or otherwise afforded at law or in equity.

THIS LETTER, THE AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Sincerely,

COMPASS BANK


By: /s/  Dorothy Marchand Wilson
   -------------------------------
         Dorothy Marchand Wilson
         Senior Vice President

FIRST UNION NATIONAL BANK

By: Illegible Signature
   -------------------------------

Its:Senior Vice President
    -------------------------------
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Mr. Steven H. Mikel
September 2, 1999
Page 3



ACKNOWLEDGED AND AGREED:

SOUTHERN MINERAL CORPORATION


/s/ Steven H. Mikel
----------------------------
Steven H. Mikel
President